Exhibit 14(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 26, 2008, relating to the financial statements and financial highlights which appears in the September 30, 2008 Annual Report to Shareholders of GAMCO Westwood Funds, which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 27, 2007, relating to the financial statements and financial highlights which appears in the September 30, 2007 Annual Report to Shareholders of GAMCO Westwood Funds, which are incorporated by reference in the Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of GAMCO Westwood Funds, which is also incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 19, 2008